EXHIBIT 10.8

SECOND AMENDMENT

TO

FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made as of the 27th day of June 2005, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the “Employer”), and RICHARD J. FREER, PH.D. (the “Executive”).

WHEREAS, the Employer and the Executive previously entered into a First Amended and Restated Employment Agreement, dated as of June 27, 2005 (the “Initial Agreement”); and

WHEREAS, the Initial Agreement contained an equation to determine certain performance-based cash, restricted stock and incentive option bonuses; and

WHEREAS, the Employer and the Executive wish to amend the Initial Agreement to correct a mathematical error contained therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Employer and the Executive hereby amend the Initial Agreement as follows:

1. The equation contained in Section 4(c) is hereby removed in its entirety and replaced with the following:

“A + (A * (1-B)) = C”

2. The equation contained in Section 4(f)(i) is hereby removed in its entirety and replaced with the following:

“5,000 + (5,000 * (1-A)) = B”

3. The equation contained in Section 4(f)(ii) is hereby removed in its entirety and replaced with the following:

“2,500 + (2,500 * (1 – A)) = B”

4. All other portions of the Initial Agreement remain in effect.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first above written.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Name:	Robert B. Harris, Ph.D.
Title:	Chief Executive Officer

Date:	2/1/06

/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.

Address:	601 Biotech Drive
Richmond, Virginia 23235

Date:	2/1/06